DEAN HELLER
[NEVADA STATE SEAL] Secretary of State
                    204 North Carson Street Suite 1
                    Carson City, Nevada 89701-4299
                    (775) 684 5708
                    Website: secretaryofstate.biz

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|                                          |
|      Certificate of Change Pursuant      |
|              to NRS 78.209               |
|                                          |
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Important: Read attached instructions before completing form.
                                              ABOVE SPACE IS FOR OFFICE USE ONLY

               Certificate of Change filed Pursuant to NRS 78.209
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                         For Nevada Profit Corporations
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1.   Name of corporation:
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GATEWAY DISTRIBUTORS, LTD.
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2.   The board of directors have adopted a resolution pursuant to NRS 78.207 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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25,000,000,000 common shares, par value $0.001 per share and 200,000,000 preferred shares, par value $0.001 per share
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4.   The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:
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25,000,000 common shares, par value $0.001 per share and 200,000,000 preferred shares, par value $0.001 per share
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5.   The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:
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1 share of common stock, par value $0.001 per share for each 1,000 shares of common stock, par value $0.001 per share
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6.   The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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In lieu of any fractional shares to which a holder of the Company's common stock
[CONTINUATION ATTACHED]
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7.   Effective date of filing (optional):   9/3/04
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8. Officer Signature: /s/ Illegible                    President/CEO
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IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
                                        Nevada Secretary of State AM 78.209 2003
                                                            Revised on: 10/24/03


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would otherwise be entitled as a result of the consolidation, the Company will pay cash equal to such fraction multiplied by the average of the high and low trading price of the Company's common stock on the OTC Bulletin Board during regular trading hours for the five days immediately preceding the effectiveness of the consolidation of the Company's common stock.


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